UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 25, 2011

AKEENA SOLAR, INC.
(d/b/a Westinghouse Solar)
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure and definitions provided below in Item 8.01 are incorporated by reference into this Item 3.02.

Pursuant to the Supply Agreement described in Item 8.01 below, and in consideration of the new contract manufacturing arrangement, the Company has agreed to issue to Lightway a number of shares of the Company’s common stock with a market value of $520,000, based on the WEST closing share price on the date of first shipment of Products by Lightway to the Company. The issued shares will vest ratably on a monthly basis over a one year period beginning on the date of first Product shipment, and will be subject to forfeiture in the event of termination of the Supply Agreement by either party.

For the issuance of these shares, the Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation and the status of the purchaser of the Securities as “accredited investors” as defined in Regulation D under the Securities Act. In addition, the purchaser is a non-U.S. person and the Company is relying on the exemption from registration provided by Regulation S under the Securities Act.

Item 8.01  Other Events.

On March 25, 2011, Akeena Solar, Inc. d/b/a Westinghouse Solar ( the “Company”), entered into a Supply Agreement (“Supply Agreement”) with Light Way Green New Energy Co., Ltd (“Lightway”). Lightway is a leading international vertically integrated manufacturer of polycrystalline silicon wafers, solar cells and solar modules. Lightway will provide an additional source of supply for the Company’s proprietary Westinghouse solar panels. Under the Supply Agreement, Lightway will serve as a contract manufacturer of new, large-format 235 watt AC and DC solar modules to be built according to the Company’s specifications and using the Company’s proprietary design and technology (“Products”), exclusively for sale to the Company and in support of the Company’s sales to solar distributors, solar installers, solar retailers, private label customers, major home improvement retailers and homebuilders. The new Products will be designed for use in solar power systems for residential and commercial rooftop customers. Pursuant to the Supply Agreement, Lightway will provide the Company with Products at market-competitive pricing, and in volume levels sufficient to meet the Company’s forecasted needs. The Company is not obligated to purchase any minimum or required volumes of Products from Lightway, except to the extent of any fully executed purchase orders. The Supply Agreement has a three-year term through 2014, and contains a provision whereby either party can terminate without cause by providing 90 days’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2011

AKEENA SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer